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                                                                    EXHIBIT 4(A)


Nevada Power Company
6226 W. Sahara Avenue
P.O. Box 230
Las Vegas, Nevada  89146

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                              NEVADA POWER COMPANY

                                       TO

                              THE BANK OF NEW YORK
                                     Trustee

                                   ----------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of October 1, 2001

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     Supplementing and Amending the General and Refunding Mortgage Indenture
                             Dated as of May 1, 2001

         THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A PUBLIC UTILITY

           THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

This instrument is being filed pursuant to Nevada Revised Statutes Chapter 105

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         SECOND SUPPLEMENTAL INDENTURE, dated as of October 1, 2001, between
NEVADA POWER COMPANY, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company"), having its principal office at 6226 W. Sahara Avenue, P.O. Box 230, Las Vegas, Nevada 89146, and THE BANK OF NEW YORK, a New York banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee"), the office of the Trustee at which on the date hereof its corporate trust business is principally administered being 101 Barclay Street, New York, New York 10286.

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee a General and Refunding Mortgage Indenture dated as of May 1, 2001 (as heretofore supplemented, the "Indenture"), providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Indenture and herein called the "Securities") and to provide security for the payment of the principal of and premium, if any, and interest; if any, on the Securities; and

         WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Second Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01 and 14.01 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, a second series of Securities under the Indenture in an initial aggregate principal amount of $140,000,000 (such second series being hereinafter referred to as the "Second Series") and to correct certain defective provisions in the Indenture; and

         WHEREAS, all things necessary to make the Securities of the Second Series, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, to correct certain defective provisions in the Indenture and for and in consideration of the premises and of the covenants contained in the Indenture and in this Second Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

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                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         Section 1.01 Definitions. Each capitalized term that is used herein and
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is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.

                                   ARTICLE TWO

                       TITLE, FORM AND TERMS OF THE NOTES

         Section 2.01 Title of the Notes. This Second Supplemental Indenture
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hereby creates a series of Securities designated as the "General and Refunding
Mortgage Notes, Floating Rate, Series B, due October 15, 2003" of the Company (collectively referred to herein as the "Notes"). For purposes of the Indenture, the Notes shall constitute a single series of Securities and may be issued in an unlimited principal aggregate amount, although the initial issuance of the Notes shall be in the principal amount of $140,000,000.

         Section 2.02 Form and Terms of the Notes. The form and terms of the
                      ---------------------------
Notes will be set forth in an Officer's Certificate delivered by the Company to the Trustee pursuant to the authority granted by this Second Supplemental Indenture in accordance with Sections 2.01 and 3.01 of the Indenture.

         Section 2.03 Treatment of Proceeds of Title Insurance Policy. Any
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moneys received by the Trustee as proceeds of any title insurance policy on
Mortgaged Property of the Company shall be subject to and treated in accordance with the provisions of 6.07(b) of the Indenture (other than the last paragraph thereof).

                                  ARTICLE THREE

  AMENDMENTS TO THE GENERAL AND REFUNDING MORTGAGE INDENTURE DATED MAY 1, 2001

         The Indenture is hereby amended, as permitted by Section 14.01(j) of
                                                                  -------
the Indenture, as follows:

         Section 3.01 Amendment to General Definitions. The definition of
                      --------------------------------
"Expert's Certificate" in Section 1.01 of the Indenture is hereby amended by deleting the reference to Section "4.03" and inserting a reference to Section "4.02" in its place and by deleting the reference to Section "7.07" in its entirety.

         Section 3.02 Amendment to Funded Property Definition. Section 1.02(a)
                      ---------------------------------------
of the Indenture is hereby amended by deleting it in its entirety and inserting the following definition in its place:

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                           "(a)     all Property Additions to the extent that
                  the same shall have been designated in an Initial Expert's Certificate to be deemed to be Funded Property;"

         Section 3.03 Amendment to Issuance of Securities on the Basis of
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Retired Securities. Section 4.03(a) of the Indenture is hereby amended by
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deleting the words "Subject to the provisions of subsection (c) of this
Section,".

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

         The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Second Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

         This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute).

         This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Indenture to be duly executed as of the day and year first above written.

                                    NEVADA POWER COMPANY

                                    By:__________________________________
                                       Name:
                                       Title:

[Seal]

                                    THE BANK OF NEW YORK, as Trustee

                                    By:__________________________________
                                       Name:
                                       Title:

Nevada Form Acknowledgement
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STATE OF NEVADA                  )
                                 )
COUNTY OF WASHOE                 )


         This instrument was acknowledged before me on October __, 2001, by ______________________as_______________________of________________________.

(Seal, if any)                     ____________________________________
                                                Notary

                                   (My commission expires:____________)

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STATE OF ILLINOIS                )
                                 ) ss.:
COUNTY OF COOK                   )

         On the ___ day of October in the year 2001 before me, the undersigned, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

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